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                         STANDARD FORM OF OFFICE LEASE
                    The Real Estate Board of New York, Inc.
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Agreement of Lease, made as of this 19th day of June 1997, between BANK OF
MONTREAL, c/o Edward S. Gordon Incorporated, 200 Park Avenue, New York, New York 10166 party of the first part, hereinafter referred to as OWNER, and RSL COMMUNICATIONS, Ltd., 767 5th Avenue, New York, New York party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the fifth (5th) floor as cross-hatched on the diagram annexed hereto in the building known as 430 Park Avenue in the Borough of Manhattan, City of New York, for the term of approximately four (4) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of July nineteen hundred and ninety-seven, and to end on the 29th day of June two thousand and one both dates inclusive, at an annual rental rate set forth in Article 37 below which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first ___ monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:      1.  Tenant shall pay the rent as above and as hereinafter provided.
Occupancy: 2.  Tenant shall use and occupy demised premises for executive and administrative offices and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs:

4. Tenant shall, through the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method or operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to



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Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owners, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereinafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rate Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or person in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of Insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the

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[graphic] Rider to be added if necessary.


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[illegible] is not present to open and permit an entry into the demised premises. Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

     14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding, Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

     16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from

Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

     17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss. 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen
(15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.


Fees and Expenses:

     19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

     20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

     21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

     22. upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

     23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

     24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 233-a of the New York Real Property Law.

No Waiver:

     25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

     26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

     27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

     28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

     29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provided: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturday, Sundays or on holidays, as defined under Owner's contract with Operating Engineer Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof.

If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

Captions:

     30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

     31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

     32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

     33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and

Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

     34. Tenant has deposited with Owner the sum of $ [See Article 65] as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

     35. Tenant, at any time, and from time to time, upon at least 10 days'

prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

     36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.


                SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                             BANK OF MONTREAL

Witness for Owner:                           By:  /s/ Bank of Montreal
                                                --------------------------------
                                                Authorized Signatory

-------------------------------                 --------------------------------
                                                RSL COMMUNICATIONS, Ltd.


Witness for Tenant:                          By:  /s/ RSL Communications, Ltd.
                                                --------------------------------
                                                Authorized Signatory

-------------------------------                 --------------------------------


                                ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK,       ss.:
County of __________

     On this __________ day of __________, 19__, before me personally came __________, to me known, who being by me duly sworn, did depose and say that he resides in __________; that he is the __________ of __________ the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

CORPORATE TENANT
STATE OF NEW YORK,       ss.:
County of __________

     On this day __________ of __________, 19__, before me personally came __________, to me known, who being by me duly sworn, did depose and say that he resides in __________; that he is the __________ of __________ the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

--------------------------------------------------------------------------------

INDIVIDUAL OWNER
STATE OF NEW YORK,       ss.:
County of __________

     On this __________ day of __________, 19__, before me personally came __________, to be known and known to me to be the individual __________ described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that __________ he executed same.

INDIVIDUAL TENANT
STATE OF NEW YORK,       ss.:
County of __________

     On this __________ day of __________, 19__, before me personally came __________, to be known and known to me to be the individual __________ described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that __________ he executed same.

--------------------------------------------------------------------------------

                                    GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Date: __________________________________________________________  19_________

________________________________________________________________
Guarantor

________________________________________________________________
Witness

________________________________________________________________
Guarantor's Residence

________________________________________________________________
Business Address

________________________________________________________________
Firm Name

STATE OF NEW YORK              )          ss.:
COUNTY OF                      )

On this __________ day of __________, 19__, before me personally came __________
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

                                                  ______________________________
                                                            Notary


                            IMPORTANT - PLEASE READ

                     RULES AND REGULATIONS ATTACHED TO AND
                           MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or ergress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by

Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used as interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in the manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtain when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.


15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste produts, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to owner.


Address 430 Park Avenue

Premises 5th Floor
================================================================================
BANK OF MONTREAL
                                       TO
RSL COMMUNICATIONS, Ltd.


================================================================================
                                STANDARD FORM OF
[SEAL]                               OFFICE                               [SEAL]
                                     LEASE

                    The Real Estate Board of New York, Inc.
                    (C) Copyright 1994. All rights Reserved.
                          Reproduction in whole or in
                                part prohibited.
================================================================================

Dated June 19, 1997

Rent Per Year  SEE RIDER


Rent Per Month



Term
From
To


Drawn by ___________
Checked by ___________
Entered by ___________
Approved by ___________

================================================================================

                    RIDER to Agreement of Lease, dated as of
                                 June 19, 1997,
                            between BANK OF MONTREAL
                                  ("Landlord")
                          and RSL COMMUNICATIONS, LTD,

                                   ("Tenant")

     If any provision of this Rider conflicts or is inconsistent with any provision of Articles 1 through 36 of this Lease, the provision of this Rider shall prevail and govern and such provision of Articles 1 through 36 shall be deemed amended accordingly.

     37. BASIC RENT.

     A. Tenant covenants to pay to Landlord fixed rent (the "Fixed Rent" or "Basic Rent"), commencing July 1, 1997 (the "Commencement Date") through June 29, 2001 (the "Expiration Date") at an annual rate of $374,875.00 ($31,239.58 monthly).

     B. The Basic Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the term of this Lease, without notice or demand and without any set-off, abatement or deduction whatsoever.

     C. Provided Tenant is not in default under the terms, covenants and conditions of this Lease beyond any applicable grace periods, Tenant shall have the right to use and occupy the demised premises free of Fixed Rent (the "Fixed Rent Allowance") for the first four (4) months of the term of this Lease. Except for the free Fixed Rent Allowance as herein provided, Tenant shall use and occupy the demised premises pursuant to all of the other terms, covenants and conditions of this Lease. It is understood and agreed that the Fixed Rent Allowance is given by Landlord in consideration of Tenant's paying when due all rents under this Lease, and otherwise complying with the terms hereof, and that in the event of any default by Tenant under this Lease which results in the early termination hereof, the entire Fixed Rent Allowance given pursuant to this paragraph, and, if the Lease is terminated prior to July 1, 1999 any fee, commission or other compensation paid by Landlord to any broker or finder, in connection with this Lease, together with any work allowance or reimbursement paid to or on behalf of Tenant, shall become immediately due and payable to Landlord as additional rent under this Lease.

     38A. ESCALATION FOR INCREASE IN REAL ESTATE TAXES:

     A. As used herein:

          1. "Taxes" shall mean all real estate taxes, assessments, governmental levies, municipal taxes, county taxes or any other governmental or quasi-governmental (including business investment district) charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the land and building known as 430 Park Avenue, New York, New York (the "Property"), and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the land and building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the land and building, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

          2. "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

          3. "Base Tax" shall mean the Taxes for the twelve month period ending June 30, 1998 (the "Base Tax Year").

          4. "Tenant's Proportionate Share" shall mean 6.12%.

     B. If the Taxes for any Tax Year shall be greater than the Base Tax, Tenant shall pay as additional rent, subject to the terms of Paragraph 55 below, for such Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment"). Should this lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date as the case may be. Tenant's obligation to pay such additional rent pursuant to Paragraph C below, shall survive the termination of this lease.


     C. Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the land and building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the land and the building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If the assessment for the Base Tax Year shall be reduced from the amount originally imposed after Landlord shall have rendered a comparative statement (as provided in Paragraph D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall be adjusted in accordance with such change and Tenant, on Landlord's demand, shall pay any increase in additional rent resulting from such adjustment.

     D. Tenant's Tax Payment for each Tax Year shall be due and payable, if Landlord so elects, in two equal semi-annual installments, in advance on the first day of each June and December during each Tax Year, based upon the written comparative statement furnished by Landlord prior to the commencement of such Tax Year, until such time as a new written statement for a subsequent Tax Year shall become effective. If any such statement is furnished to Tenant after the commencement of a Tax Year in respect of which such statement is rendered, Tenant shall, within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord will credit Tenant the amount of Tenant's overpayment against subsequent payments under this Article; provided, however, that if any such overpayment is made in the last year of the term hereof, Landlord will refund the amount of such overpayment to Tenant. If there shall be any increase in Taxes for any Tax Year, whether during or after such

Tax Year, Landlord shall furnish a revised statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payment are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. Whenever so requested, but not more often than once a year, Landlord will furnish Tenant with a reproduced copy of the bill (or receipted bill) for Taxes for the current or next preceding Tax Year.

     E. Landlord's failure during the lease term to prepare and deliver any tax statements or bills, or Landlord's failure to make a demand under this Article or under any other provision of this lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this Article during the term of this lease. Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this lease.

     F. In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or additional rent payable pursuant to any other provision of this lease, it being agreed that the payment of additional rent under this Article 38A is an obligation supplemental to Tenant's obligation to pay fixed rent.

     38B. ESCALATION FOR OPERATING EXPENSES:

     A. For the purposes of this lease:

          1. The term "Escalation Year" shall mean each calendar year occurring after the Base Year and which shall include any part of the term of this lease.

          2. The term "Tenant's Proportionate Share" shall be deemed to mean 6.12%.

          3. The term "Base Year' shall mean the average of the Operating Expenses for the twelve month period ending December 31, 1997 and the twelve month period ending December 31, 1998; provided, however, that payments hereunder shall commence July 1, 1998.

     4. The term "Operating Expenses" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, management, security and maintenance of the land and the building, sewer and water rents, building equipment, sidewalks, curbs, plazas, parking areas and other areas adjacent to the building, and with respect to the services provided tenants, including: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense (collectively 'Wages') relating to employees of Landlord or employees whose wages are chargeable to Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the building and the building equipment or in providing building maintenance services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any legal requirements, union contract or otherwise with respect to said employees; (iii) the cost of electricity, gas, steam, water, air conditioning and other fuel and utilities; (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (v) expenditures for capital improvements which under generally applied real estate practice are expenses or regarded as deferred expenses and other than capital expenditures made by reason of legal requirements or insurance requirements or for the purpose of reducing energy consumption, in any of which cases the cost thereof shall be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with an interest factor equal to two (2) percentage points above the prime commercial lending rate of Citibank, N.A., charged to its customers of highest credit standing for ninety (90) day unsecured loans ("Expense Interest Rate"), at the time of Landlord's having made said expenditure; (vi) the cost of repairs, maintenance and painting; (vii) the cost or rental of all building and cleaning supplies, tools, materials and equipment;
(viii) the cost of uniforms, work clothes and dry cleaning; (ix) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (x) management fees paid to managing agents and fees and expense, including executives' salaries incurred by Landlord or any other entity for the management of the building, which in the aggregate shall not be in excess of then prevailing rates for management fees payable in the Borough of Manhattan, City of New York for first-class office buildings; (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationery; (xiii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the building; (xiv) decorations; (xv) depreciation of hand tools and other movable equipment used in the operating, cleaning, repair, safety, management, security or maintenance of the building; (xvi) association fees and dues; (xvii) exterior and interior landscaping; and (xviii) water and sewer rents and charges. If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Expense Interest Rate at the time of Landlord's having made said expenditure. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be including in Operating Expenses for the Escalation Year in which they were incurred.

     Notwithstanding the foregoing the following costs and expenses shall be excluded or deducted, as the case may be, from Operating Expenses:

     (a)  executives' salaries above the grade of building manager;

     (b) expenditures for capital improvements, except as expressly included in Operating Expenses pursuant to Paragraph A.4(v) above;

     (c) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses hereunder;

     (d) costs of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor;

     (e)  depreciation or amortization, except as provided above;

     (f)  refinancing costs and mortgage interest and amortization payments;

     (g) leasehold improvements (including painting) made for tenants of the building or made in order to prepare space for occupancy by a new tenant;

     (h)  real estate, franchise and income taxes of Landlord; and

     (i) legal and auditing fees, other than legal and auditing fees incurred in connection with the preparation of a statement required pursuant to the additional rent or lease escalation provisions.

     If during all or part of the Base Year or any Escalation Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the building or to such tenant.

     B. 1. For each Escalation Year commencing during the term of this lease, Tenant shall pay ("Tenant's Operating Payment") to Landlord, as additional rent, subject to the terms of Paragraph 55 below, a sum equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceeds the Operating Expenses for the Base Year.

     2. Landlord may furnish to Tenant, prior to the commencement of each Escalation Year, a written statement setting forth Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and the method of calculation of Tenant's Operating Payment for such Escalation Year. Tenant shall then pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph B in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant Is Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or credit the amount thereof against subsequent payments under this Paragraph; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time(s) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

     3. After the end of each Escalation Year Landlord shall furnish to Tenant a Landlord's Statement for such Escalation Year. Each such year-end Landlord's Statement shall be accompanied by a computation of Operating Expenses for the building from which Landlord shall make the computation of Operating Expenses hereunder. If the Landlord's Statement shall show that the sums paid by Tenant under this Paragraph exceeded Tenant's Operating Payment payable by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or credit the amount of such excess against subsequent payments under this Paragraph within ten (10) days after such finding; and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment payable by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within ten (10) days after demand therefor.

     4. If the Commencement Date or the Expiration Date shall occur on a date other than January l or December 31, respectively, any additional rent under this Article for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall fixed rent ever be reduced by operation of this Article and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this lease.

     C. Landlord's failure to render Landlord's Statements with respect to any Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Escalation Year. Nothing herein contained shall restrict Landlord from issuing Landlord's Statements at any time there is an increase in Operating Expenses during any Escalation Year or any time thereafter.

     39. LIMITATIONS ON LANDLORD'S LIABILITY:

     A. Tenant shall look solely to Landlord's estate in the Property for the enforcement, collection or satisfaction of any judgment or other judicial process against Landlord, and no other property or assets of Landlord or of any of its partners or agents or of any other person shall be subject to levy, execution or other enforcement procedure for the enforcement, collection or satisfaction of any such judgment or other process or any other matter arising under or out of this lease or the relationship of Landlord and Tenant hereunder.

     B. If, with respect to any matter for which Landlord's consent or approval is required under this Lease, Landlord has agreed in this lease not to unreasonably withhold or delay its consent or approval or, as a matter of law, Landlord may not unreasonably withhold or delay its consent or approval, Tenant shall not be entitled to any damages for any withholding or delaying by Landlord of its consent or approval, and Tenant's sole right and remedy in such event shall be an action for a declaratory judgment, injunction or specific performance.

     40. REPAIRS: Notwithstanding anything contained in Articles 3, 4, 6 or elsewhere in this lease, all repairs and other work which Tenant is required to perform under any provision of this Lease may be performed by Landlord at Tenant's cost; provided, however, that in the case of non-emergency repairs, Landlord shall provide fifteen (15) days prior written notice to Tenant of its intention to make such repair during which time Tenant may diligently perform such repair. Tenant shall pay the reasonable cost of such repairs and other work, as additional rent, within five days after rendition of a statement therefor by Landlord.

     41. ASSIGNMENT AND SUBLETTING: Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

          A. If Tenant's interest in this lease is assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee; if the demised premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this lease, Landlord, after default by Tenant under this lease and expiration of Tenant's time, if any, to cure such default, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the rents reserved in this lease, but neither any such assignment, subletting, occupancy, nor use, nor any such collection or application shall be deemed a waiver of any terms, covenant or condition of this lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as a tenant. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any further assignment, subletting, occupancy or use. The listing of any name other than Tenant's on any door of the demised premises, or on any directory, or on any elevator in the building, or otherwise, shall not operate to vest in the party so named, any right or interest in this lease or in the demised premises, or be deemed to constitute, or serve as a substitute for, any prior written consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord any reasonable counsel fees incurred by Landlord in connection with any proposed assignment of Tenant's interest in this lease or any proposed subletting of the demised premises or any part thereof. Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this Paragraph A, nor any application of any such rent as aforementioned as provided in this Paragraph A, shall in any circumstances relieve Tenant of Tenant's obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

          B. If Tenant shall desire to assign this lease or to sublet the demised premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, (which shall not be unreasonably withheld or delayed) which request shall be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the executed assignment agreement or sublease; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the demised premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant. Landlord shall then have the following options, to be exercised by notice ("Exercise Notice") given to Tenant within sixty
     (60) days after receipt of Tenant's request for consent:

               1. Landlord may require Tenant to surrender the demised premises to Landlord and to accept a termination of this lease as of a date (the "Termination Date") to be designated by Landlord in the Exercise Notice, which date shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the date of Landlord's Exercise Notice; or

               2. Landlord may require Tenant to assign this lease to Landlord without merger of Landlord's estates effective as of the day preceding the proposed assignment or sublease.

               If Landlord shall elect to require Tenant to surrender the demised premises and accept a termination of this lease, then this lease shall expire on the Termination Date as if that date had been originally fixed as the Expiration Date. Regardless of which option Landlord exercises under this Paragraph B, whether to terminate this lease or to take an assignment thereof, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the demised premises to Tenant's prospective assignee or subtenant.

     C. If Landlord shall not exercise either of its options under Paragraph B above within the time period therein provided, then Landlord shall not unreasonably withhold consent to the proposed assignment or subletting of the entire demised premises, provided that Tenant is not then in default under this lease and further provided that the following further conditions shall be fulfilled:

               1. The proposed subtenant or assignee shall not be a school of any kind, or an employment or placement agency or governmental or quasi governmental agency, or a real estate brokerage office or medical office or executive recruitment office;


               2. The subletting or assignment shall be to a tenant whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the building and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional cost or burden whatsoever upon Landlord in the operation of the building;

               3. No space shall be advertised or openly promoted to the general public and the proposed sublease or assignment shall not be at a lower rental rate than that being charged by Landlord at the time for similar space in the building.

               4. The proposed sublessee or assignee shall not be an occupant of any premises in the building (it being further agreed that, in the case of a proposed extension of an existing sublease, the sublessee shall not then be an occupant of any other premises in the building); or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six
          (6) months immediately preceding Tenant's request for Landlord's consent;

               5. Tenant shall reimburse Landlord on demand for any costs that may be incurred in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent not to exceed $2,000.00; and

               6. In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance.

     D. No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of this lease on Tenant's part to be performed to the full end of the term of this lease notwithstanding any other or further assignment.

     E. Any transfer by operation of law or otherwise, of Tenant's interest in this lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this lease for purposes of this Article except that the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include the sale of such stock by persons or parties through the "over-the-counter-market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended.

     F. Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in Article 11 hereof, nor any application of any such rent as provided in said Article 11 shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

     G. Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting and Tenant shall either (i) receive any consideration from its assignee (other than a successor corporation) in connection with the assignment of this lease, Tenant shall pay over to Landlord so much, if any, of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, or if Tenant does not file such returns, on the same basis as carried on Tenant's books) as shall exceed the brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such assignment or (ii) sublet the demised premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase of Tenant's property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) which for any period shall exceed the rents payable for the subleased space under this lease for the same period, Tenant shall pay Landlord, as additional rent, such excess less brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such subletting. All sums payable to Landlord pursuant to subdivision (i) of this Paragraph G shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant to subdivision (ii) of this Paragraph G shall be paid on the date or dates such sums are payable to Tenant by the subtenant.

     H. Notwithstanding anything herein to the contrary, Tenant's "affiliates" shall be entitled to utilize and occupy the Demised Premises with Tenant. As used herein, the term "affiliates" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended.

     42. ELECTRICITY:

     A. Landlord hereby agrees to allow Tenant to utilize the current electric submeter servicing the Demised Premises (and equipment ancillary thereto) to measure Tenant's electrical usage at a location or locations designated by Landlord. Tenant covenants and agrees to purchase electricity from Landlord or Landlord's designated agent upon terms and rates set, from time to time, during the term of this lease by Landlord, which shall not be more than the highest rate in effect at which Landlord purchases electric current from the public utility serving the building, in addition to a fee equal to five (5%) percent of such public utility charge, representing the agreed-upon administrative and overhead costs to Landlord of said submeter. Bills therefore shall be rendered at such times as Landlord may elect and shall be paid as additional rent. In the event that such bills are not paid within fifteen (15) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. If any tax or other charge is imposed upon Landlord's receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law,

Tenant's share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord. Tenant shall be responsible for the legal operation and maintenance of the submeter, and hereby specifically indemnifies and holds Landlord harmless from any and all losses, costs or expenses (including attorney's fees) incurred by Landlord in connection with Tenant's usage of said submeter. Tenant agrees that Landlord shall not in any wise be liable or responsible to Tenant for any loss, damage, or expense that Tenant may sustain or incur if either the quantity or character of electrical service is changed, is no longer available, or is unsuitable for Tenant's requirements. Landlord reserves the right to stop service of electricity, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements, or improvements which, in the sole discretion of Landlord, are desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall have been completed. Landlord shall have no responsibility or any liability for any interruption, curtailment, or failure to supply electricity when prevented from doing so by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform, or by laws, orders, rules, or regulations of any federal, state, county, or municipal authority, or by failure of suitable electricity supply, or inability after exercise of reasonable diligence to obtain suitable electricity, or by reason of governmental preemption in connection with a national emergency, or by reason of the condition of supply and demand which have been or are affected by war or other emergency. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

     B. Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation thereof. In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical fixtures, appliances, or equipment within the Demised Premises shall be subject to Landlord's prior written approval (not to be unreasonably withheld or delayed). If, in connection with any request for such approval, Landlord, shall, in its reasonable judgment, determine that the risers of the building servicing the Demised Premises shall be insufficient to supply Tenant's electrical requirements with respect thereto, Landlord shall, at the sole cost and expense of Tenant, install any additional feeder(s) that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the building or to the Demised Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb, the other tenants or occupants of the building of which the Demised Premises forms a part, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord's consent. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions. All of the aforesaid costs and expenses are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor.

     C. Provided that it is physically possible for Tenant to receive electric current in the Demised Premises directly from the public utility company serving the area in which the building is located, Landlord may discontinue the aforesaid service and without in any way affecting this Lease or the liability of Tenant hereunder, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated, or issued. In the event that Landlord gives notice of discontinuance, Landlord shall permit Tenant to receive such service directly from such public utility company and shall permit Landlords wires and conduits, to the extent available, suitable and safely capable, to be used for such purpose. Any additional wires, conduits, or other equipment necessary and proper in connection therewith shall be installed by Landlord, at Tenant's cost, in accordance with the terms of, and subject to the conditions contained in, Paragraph B of this Article 42. In the event that Landlord exercises its rights under this Paragraph C, then Tenant shall contract for such electrical service directly with the said public utility for all of Tenant's electric current requirements, and as of the date upon which Landlord discontinues furnishing electric current, Tenant shall make no further payments to Landlord for electrical charges.

     43. WORK AND ALTERATIONS:
         [ADDENDA TO ARTICLES 3 AND 4]

     A. Tenant has inspected the Demised Premises and agrees to accept same "as is" and to be responsible, at Tenant's sole expense for all improvements, additions, changes, repairs, alterations and other work desired by Tenant or required by law within the Demised Premises, except those necessitated by Landlord's negligence or willful acts.

B. Tenant shall not make improvements, changes, additions or alterations of any kind without first obtaining Landlord's written consent thereto in each instance. Tenant shall not construct or expand any mezzanines. No consent or approval by Landlord shall be binding or effective unless in writing. Any alteration or repair which Tenant is either required or permitted to make under this Lease shall only be performed by contractors approved in writing by Landlord, which approval, in the case of non-structural changes, shall not be unreasonably withheld or delayed.

     C. All work to be performed at or with respect to the Demised Premises and all other work necessary for the operation of Tenant's business at the Demised Premises shall be performed by Tenant and shall constitute Tenant's Work hereunder. Such work shall be performed by Tenant at Tenant's sole cost and expense using first quality materials approved by Landlord and in accordance with the plans and specifications prepared by Tenant's registered architect and duly licensed engineer in conformity with the provisions hereof. Tenant shall prepare and submit to Landlord two (2) complete sets of plans and specifications covering Tenant' 8 Work prepared in conformity with the applicable provisions hereof which shall include complete, detailed architectural and engineering drawings and specifications, including construction demolition, structural, mechanical, electrical, reflected ceiling, partition layout and all other applicable drawings and plans for any such improvements, changes, additions or alterations to be performed by Tenant (the "Plans and Specifications"). The Plans and Specifications shall contain sufficient information to convey Tenant's proposed design to Landlord. If Landlord shall notify Tenant of any objections to such Plans and Specifications, Tenant shall make necessary revisions and resubmit the same for Landlord's approval. Landlord's approval will be evidenced by written endorsement by an authorized representative of Landlord to that effect on two sets of the Plans and Specifications, one set to be retained by Landlord, and the return of one such signed set to Tenant (the "Final Plans and Specifications"). Tenant, upon demand, shall pay as additional rent, the fees and expenses and Landlord, Landlord's architect, engineers and other consultants and agents for their study, review and approval of Tenant's Plans and Specifications and the revisions and resubmissions thereof.

     D. Tenant, at Tenant's sole cost and expense, shall complete Tenant's Work in accordance with the provisions of this Article 43 and the Lease. Tenant's Work shall be deemed completed at such time as (a) all certifications, approvals, licenses and permits with respect to Tenant's Work and the permitted use that may be required from any governmental authority having jurisdiction, and, from the New York Board of Fire Underwriters or any similar body for the use and occupancy of the Demised Premises have been obtained in accordance with the provisions of this Lease and delivered to Landlord; and (b) Tenant, at its sole cost and expense, shall: (i) furnish evidence satisfactory to Landlord that all of Tenant's Work has been completed and paid for in full (and such work has been accepted by Landlord) and that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived and that no security interests relating thereto are outstanding; (2) pay Landlord for the cost of any Tenant's Work done for Tenant by Landlord and all other charges due hereunder,
(3) furnish Landlord with one set of sepia mylar transparent reproducible "as built" drawings of the Demised Premises together with four (4) sets of prints of same; (4) to the extent not previously provided, furnish to Landlord the insurance and certificates required by this Lease; and (5) furnish an affidavit in the form recommended by the American Institute of Architects from Tenant's registered architect certifying that all work performed in the Demised Premises is in accordance with the Final Plans and Specifications.

     E. All Tenant's Work shall comply with: (a) all codes, laws, ordinances, orders and regulations of all governmental authorities having jurisdiction, including, without limitation, the Building and Fire Codes of the City of New York; (b) all applicable standards of the New York Board of Fire Underwriters, The National Electrical Code, The Occupational Safety and Health Administration, The American Society of Heating, Refrigeration and Air Conditioning Engineers, I.S.O., and any similar or successor bodies thereto; and (c) the requirements of Landlord's insurance carriers.

     F. In connection with Tenant's Work, Tenant shall cause to be prepared all drawings, plans and specifications, and all other reports, applications and materials, required by the Building Department of the City of New York, the Department of Labor and any other governmental authorities having jurisdiction with respect to Tenant's Work and any permits and special licenses which may be required for or in connection with Tenant's Work or the permitted use. Any and all filings of such drawings, plans, specifications, reports, applications and other materials with the Building Department of the City of New York, the Department of Labor and any other governmental authorities having jurisdiction shall be made solely by Tenant at Tenant's sole cost and expense. Nothing herein shall be deemed to, or operate to create any liability or other obligation on the part of Landlord in the event that any such filings shall not be approved by the Building Department of the City of New York or any other governmental authority having jurisdiction. After such filings have been so approved, unless Landlord shall otherwise direct, Tenant, at its own cost and expense, shall cause the contractor and/or Tenant's registered architect to: (a) prior to the commencement of Tenant's Work, obtain all necessary permits and licenses required for Tenant's Work from the Building Department of the City of New York and any other governmental authorities having jurisdiction; and (b) upon completion of Tenant's Work, obtain all necessary certificates of acceptance or completion which may be required from the Building Department of the City of New York and any other governmental authorities having jurisdiction.

     G. Tenant's contractors and subcontractors shall be required to provide, in addition to the insurance required of Tenant pursuant to the Lease, the following types of insurance, which policies shall contain endorsements naming Landlord, mortgagee and any superior landlord and superior mortgagee as additional insureds under such policies:

          1. Builders Risk Insurance: At all times during the period of construction of Tenant's Work, Tenant shall maintain, or cause to be maintained, casualty insurance in Builder's Risk Form, covering Landlord, Landlord's agents, Landlord's architects, the holders of any Superior Mortgage or Superior Lease, Tenant and Tenant's architect, engineer and contractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all Tenant's Work in place and all materials stored at the site of Tenant's Work and all materials, equipment, supplies and temporary structures of all kinds incident to Tenant's Work and builder's machinery, tools and equipment, all while forming a part of, or contained in, such improvements or temporary structures while in the Demised Premises, or when adjacent thereto, while on common areas, drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.

          2. Worker's Compensation: At all times during the period of construction of Tenant's Work, Tenant's contractors or subcontractors shall maintain in effect statutory Worker's Compensation as required by the State of New York.

          3. Public Liability and Other Insurance: At all times during the period between the date of the commencement of construction of Tenant's Work and the date of the opening for business in the Demised Premises, Tenant shall secure and cause to be maintained in effect, at Tenant's cost and expense, the insurance required by this Lease.

          4. Cancellation: The policies of insurance referred to in this Article 43 shall contain the following endorsement: "It is understood and agreed that the coverage of this policy shall not be cancelled or modified by the company until the company has mailed written notice, by registered or certified mail, return receipt requested, to Landlord stating when, but in no event less than thirty (30) days thereafter, such cancellation or modification in coverage shall be effective."

          5. Certificates: Prior to the commencement of Tenant's Work, Tenant and Tenant's contractors and subcontractors shall provide Landlord with copies of certificates or memoranda of insurance showing coverage as required under this Article 63, which certificate shall name Landlord, and any superior landlord and superior mortgagee as additional insureds.

          6. Ratings: Any insurance which Tenant, Tenant's contractors or Tenant's subcontractors are obligated to carry hereunder shall be issued by reputable and solvent insurance companies authorized to do business in the State of New York and reasonably satisfactory to Landlord.

     H. No item shall be mounted on or hung outside of the demised premises by Tenant without Landlord's prior written approval which may be arbitrarily withheld. If Tenant desires to mount or hang anything, Tenant shall notify Landlord of the loads involved and shall pay all costs involved.

     I. Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect to the finished product designed and/or constructed by Tenant, nor be deemed a representation of warranty of Landlord as to the adequacy or sufficiency of any matter approved or consented to for Tenant's purposes or otherwise. Any deficiency in design or construction, although approved by Landlord, shall be solely the responsibility of Tenant. All materials and equipment furnished by Tenant shall be new and all work shall be done in a first-class workmanlike manner.

     J. Landlord shall have the right to inspect Tenant's Work at any time to verify compliance by Tenant with the provisions of this Article 43.

     K. All improvements, additions or alterations to the Demised Premises, including, without limitation, light fixtures, HVAC equipment, plumbing and connected equipment such as sinks and toilets, all bathroom fixtures, kitchen equipment, floor covering, wall covering, millwork, electronic security system, but excluding Tenant's moveable trade fixtures, shall, in accordance with the provisions of Article 3, become the property of Landlord and shall remain in the Demised Premises on the expiration date or sooner termination of this Lease unless Landlord requires removal of any such property in accordance with the provisions of Article 3.

     L. All improvements, additions or alterations shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other Tenant nor delay or impose any additional expense upon Landlord in the maintenance, cleaning, repair, safety, management and security of the Building or the Building's equipment or in the performance of any improvements in the Building.

     M. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Demised Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's sole and exclusive opinion, create any difficulty, work slowdown, sabotage, wild-cat strike, strike or jurisdictional dispute with other contractors, mechanics and/or laborers engaged by Tenant or Landlord or others, or would in any way disturb the peaceful and harmonious construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof or in any other building owned by Landlord (or an affiliate of Landlord or co-venturer of Landlord). In the event of any interference or conflict, or perceived interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing, in Landlord's sole and exclusive opinion, such interference, difficulty or conflict, to leave or be removed from the Building immediately and Tenant does hereby agrees to defend, save and hold Landlord harmless from any and all loss arising thereby, including, without limitation, any attorneys fees and any claims made by contractors, mechanics and/or laborers so precluded from having access to the Building.

     N. Tenant shall do all things necessary to prevent the filing of any mechanics or other lien against the Demised Premises or any other portion of the Building or the interest of Landlord or any mortgagee by reason of any work, labor, services or materials performed or supplied or claimed to have been performed for or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien due to Tenant shall at any time be filed, Tenant shall either cause the same to be vacated and cancelled of record within thirty (30) days after the date of the filing thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security, by surety bond or otherwise, as may be necessary or be prescribed by law to release the same as a lien against the Demised Premises and the Building and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Paragraph, including Landlord's cost and expenses and reasonable attorneys' fees incurred in connection therewith. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repairs of the Demised Premises, the Building or any part thereof, nor as giving Tenant a right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics or other liens against Landlord's interest in the Demised Premises or the Building. Notice is hereby given that neither Landlord, Landlord's agents, nor any mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord, or any mortgagee in and to the Demised Premises or the Building.

     O. Before commencing any work or alteration that will cost more than $25,000 (exclusive of the cost of decorating work), as estimated by an architect or contractor designated by Landlord, Tenant shall furnish to Landlord either
(i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York and approved by Landlord), each in an amount equal to 125% of such es9timated cost and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord in its sole judgment.

     44. CONDUCT OF BUSINESS; SIGNS; PROTRUSIONS:

     A. Tenant's business and activities at the demised premises shall at all times be consistent and compatible with the character and dignity of the building, as determined by Landlord in its sole discretion. Tenant shall not install any signs on the doors of the demised premises or in the halls or corridors or windows without the prior written approval of Landlord. Landlord reserves the right to prescribe the nature, size and character of all such signs and to remove, at Tenant's expense, all signs which have not been approved by Landlord.

     B. Notwithstanding anything provided to the contrary in this Lease, Tenant shall not cause any machinery, equipment, sign, banner, or any other thing to protrude from the Demised Premises to the exterior of the Building beyond the horizontal plane of the exterior windows of the Demised Premises or beyond the Demised Premises within the interior of the Building.

     45. NOTICES: For the purpose of Article 28, any notice given by certified mail shall be deemed to have been given on the earlier of (a) the date of delivery of such notice; or (b) the second business day after the date of mailing of such notice. Receipted hand delivery shall be deemed to be adequate substitute notice. Unless written notice is received to the contrary, all notices hereunder to Tenant shall be addressed to the address set forth on page 1 of this Lease prior to Tenant's entry into the demised premises and thereafter to Tenant at the demised premises.

     46. INDEMNIFICATION AND INSURANCE:

     A. Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (a) arising from (x) the conduct or management of the demised premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created in or about the demised premises during the term hereof or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the demised premises, or (b) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents visitors, invitees or contractors or subcontractors of any tier, and (ii) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding at Tenant's expense by counsel satisfactory to Landlord, without any disclaimer of liability in connection with such claim.

     B. Tenant shall secure and keep in full force and effect throughout the term hereof, at Tenant's sole cost and expense (a) Comprehensive General Liability Insurance, written on an occurrence basis, to afford protection in such amount as Landlord may determine and in no event less than $3,000,000 combined single limit for personal and bodily injury and death arising therefrom and Broad Form property damage (including a "personal injury" endorsement covering claims arising out of false arrest, false imprisonment, defamation, libel and slander, wrongful eviction, discrimination and invasion of privacy without exclusion of coverage for claims of personal injury brought by employees, agents or contractors of an insured) arising out of any one occurrence in, upon, adjacent to or in connection with the demised premises or any part thereof, which insurance shall include coverage for contractual liability (including the matters set forth in Paragraph A above), owner's protective liability, independent contractor's liability and completed operations liability; (b) insurance upon Tenant's personal property, fixtures, furnishings and equipment, including Tenant's Changes, located in the demised premises, in an amount equal to the full replacement value thereof (including an "agreed amount" endorsement), including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in "all risk" insurance policies (including breakage of glass within the demised premises, sprinkler leakage and collapse); and (c) such other insurance in such amounts as Landlord may require from time to time. All such insurance shall contain only such 'deductibles" as Landlord shall reasonably approve. The minimum amounts of insurance required under this Paragraph shall not be construed to limit the extent of Tenant's liability under this lease. In addition, prior to any entry upon the demised premises by Tenant or any of Tenant's employees, agents or contractors, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Paragraph under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease; provided that upon request, Tenant shall deliver to Landlord a certificate of Tenant's insurer evidencing the portion of such blanket insurance allocated to the demised premises.

     C. All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than XII and with general policy holders' ratings of not less than A, as rated in the most current available "Best's" insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Tenant shall contain endorsements providing that (a) such policies may not be reduced or cancelled (including for non-payment of premium) or allowed to lapse with respect to Landlord or materially changed or amended except after 45 days' prior notice from the insurance company to Landlord, sent by certified mail, return receipt requested; and (b) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any other party is or may be named as an insured. Duly executed certificates of insurance or, if required by Landlord, certified copies or duplicate originals of the original policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord, on or before the Commencement Date. Each renewal or replacement of a policy shall be so deposited at least 30 days prior to the expiration of such policy. Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this lease, and all policies of insurance procured by Tenant shall be written as primary policies not contributing with or in excess of coverage that Landlord may carry.

     D. To the extent obtainable, Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Demised Premises or the personal property, fixtures and equipment located therein, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Landlord and its agents and employees. Tenant hereby releases Landlord and its agents and employees in respect of any claim (including a claim for negligence) which it might otherwise have against Landlord or its employees for loss, damage or destruction with respect to Tenant's property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in New York County.

     E. All insurance procured by Tenant under this Article shall be issued in the names and for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture) and Tenant, as their respective interests may appear, and shall contain an endorsement that Landlord, although named as an insured, nevertheless shall be entitled to recover under said policies for any loss or damages occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents, employees and contractors.

     47. INSOLVENCY:

     A. If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the lease, including, without limitation, the assurance referred to in section 3(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

     B. If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

     C. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     D. Nothing contained in this Article shall, in any way, constitute a waiver of the provisions of this lease relating to assignment. Tenant shall not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

     E. Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

     F. The term "Tenant" as used in this Article includes any trustee, debtor in possession, receiver, custodian or other similar officer.

     48. AS IS; REPAIRS; MAINTENANCE

     A. Except as otherwise set forth in Paragraph B to the contrary, neither Landlord nor Landlord's agents have made any representations, warranties, or promises, either express or implied, with respect to the physical condition of the Building or the demised premises, the use or uses to which the demised premises or any part thereof may be put, the operation of any of the mechanical, plumbing, electrical, flue, ventilation or exhaust systems servicing the demised premises, the expenses or operation, or any other matter or thing affecting or related to the demised premises except as herein expressly set forth in this Lease; and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Except as otherwise set forth in

Paragraph B to the contrary, Tenant acknowledges that it has inspected the Building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as is." Tenant further acknowledges that taking possession of the demised premises shall be conclusive evidence that the demised premises and the Building were in good and satisfactory condition. It is expressly understood that Landlord shall not in any way be liable for any latent or patent defects in the demised premises. Except as expressly provided in
Article 9, Landlord shall be under no obligation to make any improvements in or to the demised premises throughout the term hereof. To Landlord's knowledge without having made special inquiry or investigation, the Building systems are in good working order.

     B. Tenant, at its sole cost and expense, shall take good care of the demised premises and all improvements and personal property located therein, including, without limitation, all furniture, fixtures, machinery, equipment and all other personal property and stock purchased by Tenant and used in connection with the operation of its business at the demised premises, and Tenant shall make all necessary repairs to the demised premises in accordance with the provisions contained herein, whether ordinary, extraordinary, foreseen, or unforeseen; provided, however, that Tenant shall not be obligated to make any repairs to the extent that the same is necessitated by the negligent acts or omissions of Landlord, its agents, employees or contractors. Nevertheless, any damage to the Building (including, without limitation, the demised premises and the roof), interior and exterior, arising from or caused by the negligence or omissions of Tenant (or its agents, servants, employees, invitees or contractors) shall be the liability of Tenant.

     C. When used in this Article, the term "repairs" shall include replacements and substitutions of all property when necessary, of a quality, class and value at least equal to the property replaced or substituted.

     49. INTENTIONALLY OMITTED.

     50. LATE FEES; POLICY AS TO LATE PAYMENTS

     A. If Tenant shall fail to pay all or any part of any installment of Basic Rent or Additional Rent for more than ten (10) days after the same shall have become due and payable, Tenant shall pay to Landlord as additional rent hereunder, a late charge of five (5) cents for each dollar of the amount of such installment of Basic Rent or Additional Rent due which shall not have been paid to Landlord within ten (10) days after becoming due and payable.

     B. In addition to any other rights and remedies that Landlord may have under this lease or by law, if any Basic Rent, Tax Adjustment or any other amounts payable hereunder by Tenant are not paid when due (without regard to any grace or notice period), the same shall bear interest at the rate of two (2%) percent per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be additional rent hereunder.

     C. The late charge payable pursuant to Paragraph A above and interest payable pursuant to Paragraph B above shall be (i) payable on demand; and (ii) without prejudice to any of Landlords rights and remedies hereunder, at law or in equity for nonpayment or late payment of rent or other sum. The waiver by Landlord of the payment of late charges and interest as provided in this Article shall not constitute a waiver by Landlord of its right to enforce the provisions of this Article in any instance thereafter occurring. The provisions of this Article shall not be construed in any way to extend the grace periods or notice periods provided for in Article 17 of this Lease.

     D. All rent and other payments required to be paid by Tenant hereunder, if more than ten (10) days late, shall be paid by certified or bank check only. Furthermore, in addition to all of the rights and remedies available to Landlord, in the event Tenant makes any payments owed to Landlord more than ten
(10) days late ("Late Payment") twice during any consecutive twelve (12) month period, the Tenant shall make all further payments pursuant to this Lease, whether timely or late, by certified or bank check, until such time as the Landlord determines that a regular check will be acceptable.

     51 . CLEANING : Only Landlord or one or more persons approved by Landlord shall be permitted to act as maintenance contractor for all waxing, polishing, cleaning and maintenance work in the demised premises. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees. Landlord may fix the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of said services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors; and Landlord furthermore expressly reserves the right to exclude from the building any person attempting to furnish any of said services but not so designated by Landlord.

     52. HOLDING OVER: If Tenant holds over in possession after the expiration or sooner termination of the original term or of any extended term of this Lease, such holding over shall not be deemed to extend the term or renew this Lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

          (a) 1/12 of the highest annual rent rate set forth on page one of this rider, times 2.0;

          (b) 1/12 of the net increase, if any, in annual Fixed Rent due solely to increases in the cost of the value of electric service furnished to the premises in effect on the last day of the term of the lease;

          (c) 1/12 of all other items of annual additional rental, which annual additional rental would have been payable pursuant to this Lease had this Lease not expired; and

          (d) The damages incurred by Landlord as a result of Tenant's failure to deliver the Demised Premises in accordance with the terms of the sublease (as defined in Article 64 hereof);

          (e) those other items of additional rent (which are not annual additional rent) which would have been payable monthly pursuant to this Lease, had this Lease not expired, which total sum Tenant agrees to pay to Landlord promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the Demised Premises after the expiration or sooner termination of this Lease. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

     53. GOVERNMENTAL REGULATIONS: If at any time during the term of this Lease, Landlord expends any sums for alterations or improvements to the Building which are required to be made pursuant to any law, ordinance or governmental regulation, or any portion of such law, ordinance or governmental regulation, which becomes effective after the date hereof, Tenant shall pay to Landlord, as additional rent, the same percentage of such cost as is set forth in the provision of this Lease which requires Tenant to pay increases in Real Estate Taxes, within ten (10) days after demand therefor. If, however, the cost of such alteration or improvements is one which is required to be amortized over a period of time pursuant to applicable governmental regulations, Tenant shall pay to Landlord, as additional rent, during each year in which occurs any part of the Lease term, the above-stated percentage of the reasonable annual amortization of the cost of the alteration or improvement made. For the purposes of this Article, the cost of any alteration or improvement made shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans.

     54. BUILDING DIRECTORY: At the written request of Tenant, Landlord shall list on the Building's directory the name of Tenant, any trade name under which Tenant has the right to operate, any other entity permitted to occupy any portion of the demised premises under the terms of this Lease, and the executive officers of each of the foregoing entities, provided the number of names so listed does not exceed seven (7) listings. If requested by Tenant, Landlord may (but shall not be required to) list the name of Tenant's subsidiaries and affiliates; however, the listing of any name other than that of Tenant shall neither grant such party or entity any right or interest in this Lease or in the demised premises nor constitute Landlord's consent to any assignment or sublease to, or occupancy of the demised premises by, such party or entity. Except for the name of Tenant, any such listing may be terminated by Landlord, at any time, without notice.

     55. ADDITIONAL PAYMENTS:

     A. All payments other than the annual Fixed Rent to be made by Tenant pursuant to this Lease, including, without limitation, real estate tax or other escalations and electricity charges, shall be deemed additional payments due to Landlord and, in the event of any nonpayment thereof, Landlord shall have all rights and remedies provided for herein or by law for nonpayment of rent. Tenant shall have forty-five (45) days from its receipt of any additional rent statement to notify Landlord, by certified mail, return receipt requested, that it disputes the correctness of such statement. After the expiration of such forty-five (45) day period, such statement shall be binding and conclusive upon Tenant. If Tenant disputes the correctness of any such statement, Tenant shall, as a condition precedent to its right to contest such correctness, make payment of the additional rent billed, without prejudice to its position. If such dispute is finally determined in Tenant's favor, Landlord shall refund to Tenant the amount overpaid.

     B. Any Landlord's statement or notice delivered in connection with additional rent payments, rent adjustments or electricity charges made pursuant to this Lease shall be conclusive and binding upon Tenant unless, within thirty
(30) days after receipt of such Landlord's statement or notice, Tenant shall notify Landlord that it disputes the correctness of Landlord's statement or notice, specifying the particular respects in which Landlord's statement or notice is claimed to be incorrect. If Tenant shall timely dispute Landlord's statement or notice within the aforesaid time period, then Tenant shall have the right by itself or by an independent nationally recognized certified public accounting firm only (not being compensated on a contingency fee or similar basis), for a period of sixty (60) days following Tenant's receipt of Landlord's statement or notice, to inspect Landlords books and records solely to the extent necessary to verify Landlord's computation of those items which are disputed by Tenant. Tenant's inspection of Landlord's books and records shall be made during business hours, upon reasonable prior written notice to Landlord, and at such location within the City of New York as Landlord may designate. In lieu of Landlord permitting Tenant to inspect Landlord's books and records, Landlord may deliver to Tenant photocopies of those portions of Landlord's books and records as are necessary to verify such disputed items. If the parties shall not be able to resolve such dispute within one hundred twenty (120) days after Tenant's receipt of such Landlord statement or notice, then either party may refer the matter or matters in dispute to an independent nationally recognized certified public accounting firm agreed to by Landlord and Tenant, and the decision of such accounting firm shall be conclusive and binding upon the parties. Pending settlement of such dispute, Tenant shall make all payments as determined by Landlord and, in the event such dispute is resolved in favor of Tenant, Landlord shall promptly reimburse Tenant for any overpayment(s). The fees and expenses of said accounting firm in determining such matter or matters shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accounting firm shall apportion the fees and disbursements between the parties based upon the degree of success of each party).

     56. LEGAL PROCEEDINGS: This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the

State of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder ("Guarantor", and their successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant's address hereinabove set forth, or to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made three days after such process is so mailed. If (i) Landlord commences any action or proceeding against Tenant, or (ii) Landlord is required to defend any action or proceeding commenced by Tenant in connection with this Lease, and such action or proceeding is disposed of, by settlement, judgment or otherwise, favorably to Landlord, Landlord shall be entitled to recover from Tenant in such action or proceeding, or a subsequently commenced action or proceeding, Landlord's reasonable attorneys' fees and disbursements incurred in connection with such action or proceeding and all prior and subsequent discussions, negotiations and correspondence relating thereto.

     57. CONDITIONAL LIMITATION:

     A. If Tenant shall default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, during any two (2) months, whether or not consecutive, in any twelve (12) month period, and
(i) such default continued for more than five (5) days after written notice of such default by Landlord to Tenant, and (ii) Landlord, after the expiration of such five (5) day grace period, served upon Tenant petitions and notices of petition to dispossess Tenant by summary proceedings in each such instance, then, notwithstanding that such defaults may have been cured prior to the entry of a judgment against Tenant, any further default in the payment of any money due Landlord hereunder which shall continue for more than five (5) days after Landlord shall give a written notice of such default shall be deemed to be deliberate and Landlord may thereafter serve a written three (3) days' notice of cancellation of this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

     B. If Tenant shall have defaulted in the performance of any covenant hereunder, other than a covenant for the payment of rent or additional rent, twice during any consecutive twelve (12) month period and Landlord, in each case, shall have given a default notice in respect of such default, then regardless of whether Tenant shall have cured such defaults within any applicable grace period, if Tenant shall again default in respect of the same or a substantially similar covenant hereunder within a twelve (12) month period after Landlord gave the second such default notice, Landlord, at its option, and without further notice to Tenant or opportunity for Tenant to cure such default, may elect to cancel this Lease by serving a written three (3) days' notice of cancellation of this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term hereof, and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

     C. The Tenant acknowledges and agrees that the Landlord, as a matter of Building policy, will actively pursue its legal rights under this Article, irrespective of ongoing discussions or negotiations with Tenant as to Tenant's defaults.

     58. ELEVATOR SERVICE: At any time or times, all or any of the elevators in the building may, at Landlord's option, be automatic elevators, and Landlord shall not be required to furnish any operator service for automatic elevators. If Landlord shall, at any time, elect to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service with the same effect as if Landlord had never elected to furnish such service. In the event Tenant shall require the use of the Building's service elevators, Landlord shall make good faith attempts to provide a service elevator or passenger elevator, as the case may be, for the use of Tenant, provided Tenant gives Landlord reasonable notice of the time and use of such elevators to be made by Tenant and Tenant pays Landlord's usual and reasonable charge in effect at the time for the use therefore prior to Landlord having any obligation to supply such additional elevator services. Landlord, as a matter of Building policy will require a three (3) days advance request for the use of any Building freight elevator, together with appropriate evidence that an original certificate of insurance has been issued in connection with such use, and a certified check in the total amount of Landlords freight elevator charge for such use.

     59. WATER USAGE: If Tenant requires, uses or consumes water for any purpose in addition to ordinary kitchenette and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter to measure Tenant's water consumption. Tenant shall pay Landlord for the cost of the meter and its installation, and throughout the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense. Any default hereunder will permit Landlord to replace or repair the meter and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on the meter as and when bills are rendered, and upon default in making such payment Landlord may pay such charges and collect the same from Tenant. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or is a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with its use, consumption, maintenance or supply of water, water system or sewage connection or system. The bill rendered by Landlord shall be payable by Tenant as additional rent.

     60. TENANT'S ACTS: Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would: (1) violate any of the provisions of any grant, Lease or mortgage to which this Lease is subordinate, (2) violate any laws or requirements of public authorities; (3) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (4) make unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates; (5) cause, or in Landlord's reasonable opinion be likely to cause, physical damage to the Building or any part thereof; (6) constitute a public or private nuisance; (7) impair, in the sole opinion of Landlord, the appearance, character or reputation of the Building; (8) discharge objectionable fumes, vapors or odors into the Building air-conditioning system or into the Building flues or vents or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants; (9) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the sole judgment of Landlord; or (10) increase the pedestrian traffic in and out of the demised premises or the Building above an ordinary level.

     61. LIMITATION ON RENT: If at the commencement of, or at any time or times during the term of this Lease, the rents reserved in this Lease shall not be fully collectible by reason of any Federal, State, County or City Law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreements and take such other steps, without additional expense to Tenant, as Landlord may request and as may be legally permissible

(and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restrictions prior to the expiration of the term of this Lease, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination; and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (1) the rents which would have been paid pursuant to this Lease but for such legal rent restriction, less (2) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.


     62. TENANT INTEREST: This lease does not include, and Tenant shall have no leasehold or other interest in, the land on which the Building is located. Landlord, without the consent of Tenant, may sell, convey, lease or otherwise dispose of any air rights, development rights and similar rights appurtenant to the land and/or the Building.

     63. BROKERAGE: Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or finder in connection with this Lease except for Cushman & Wakefield, Inc. and Edward S. Gordon Company, Incorporated. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Landlord by reason of any claim or action for a commission or other compensation by any other broker or finder with respect to this Lease. Landlord shall have no liability for any brokerage commissions arising out of a sublease or assignment by Tenant. The provisions of this
Article 63 shall survive the expiration or sooner termination of this Lease.

     64. SUBORDINATION AND ATTORNMENT: This lease is subject to and subordinate in all respects to that certain lease dated December 5, 1951 among City Bank Farmers Trust Company, as trustee under two deeds of trust dated August 15, 1919, William Waldorf Astor, as landlord, and 424 Park Avenue Corp, as tenant, covering the premises 420-430 Park Avenue, New York, New York, which lease was recorded on December 7, 1951, in the Office of the Register of the City of New York, New York County (the "Register's Office"), in Liber 4757, cp 503, and to any and all modifications and renewals, if any, of such lease and deeds of trust, and any amendments and supplements thereto, heretofore or hereafter made.

     This lease is also, and shall be, subject and subordinate in all respects to that certain sublease dated as of July 1, 1969, between 430 Park Avenue Company and Colt Industries Inc., as subtenant, recorded on July 30, 1969 in the Register's Office, in Reel 147, at page 1029 (the "Sublease"), as assigned by Colt Industries Inc. to Colt Industries Operating Corp. (by an assignment and assumption agreement dated as of February 3, 1981) and by Colt Industries Operating Corp to Bank of Montreal (by an assignment of the Sublease with assumption dated as of February 5, 1981, which was recorded on March 5, 1981, in the Register's Office, in Reel 557, at page 906), and to any and all modifications and renewals thereof and amendments and supplements thereto, heretofore or hereafter made.

     The following provision is included in this lease in compliance with Article THIRTY-SEVENTH of the Sublease, the references to the parties and instruments therein having been modified, where indicated by brackets, to conform to the references in this lease.

     "The [Tenant] has been informed and understands that the [Landlord] is the Sub-Tenant in that certain Agreement of Sublease dated as of the 1st day of July, 1969, between 430 PARK AVENUE COMPANY as Sub-Landlord and COLT INDUSTRIES INC., as Sub-Tenant (hereinafter referred to as the 'Sublease'). In the event that the Sublease shall be terminated for any reason whatsoever, this sub-sub-tenancy shall, at the option of the Sub-Landlord (as that term is defined in the Sub-Lease) under the Sublease, not terminate and in such event the [Tenant] shall attorn to the Sub-Landlord and such Sub-Landlord shall thereafter be deemed [Tenant's] landlord pursuant to the terms and conditions of this [lease]."

     This lease is also subject and subordinate to all mortgages which are now or may hereafter be placed on or affect either the lease dated December 5, 1951, referred to above, or the Sublease, and any and all modifications and renewals of, and amendments and supplements to, such lease and the Sublease heretofore or hereafter made, and to all renewals, modifications, consolidations, replacements and extensions of such mortgages. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request.

     It is understood that this lease is further subject to any and all easements possessed, owned or to be owned by New York Central Railroad Company, or any successor thereto.

     65. SECURITY DEPOSIT - - LETTER OF CREDIT:

     A. Simultaneously with the execution and delivery of this Lease by Landlord and Tenant, Tenant, as applicant, has delivered to Landlord a letter of credit (the "L/C") in favor of Landlord in the amount of One Hundred Eighty Seven Thousand Four Hundred Thirty Seven and 00/100 ($187,437.00) Dollars, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, including but not limited to the payment of rent and additional rent. Landlord may use, apply or retain the whole or any part of the L/C to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of the Lease, including but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.

     B. The L/C shall be in the form annexed hereto as Exhibit B.

     C. It is the intention of the parties that the L/C, or any renewal, extension or replacement thereof, shall continue in full force and effect throughout the Lease term, plus sixty (60) days. If Tenant does not deliver timely a renewal Letter of Credit, an extension of the Letter of Credit or a replacement of the Letter of Credit within five (5) business days after receipt of notification from Landlord that such renewal, extension or replacement is required, Landlord shall be entitled to draw upon the entire Letter of Credit. If any portion of the L/C is applied by Landlord to any default by Tenant under this Lease, Tenant shall restore the sum so applied within five (5) days after written notice from Landlord demanding such restoration and the amount to be restored shall be deemed additional rent.

     66. NO RECORDING: Neither this Lease nor a memorandum of any of its contents shall be recorded by Tenant without Landlord's prior written consent,

which consent may be withheld in Landlord's sole discretion. If Tenant records this Lease or a memorandum of its contents without Landlord's prior written consent, such act of recording shall be deemed a substantial default under this Lease and Landlord may, upon written notice to Tenant, terminate this Lease as of the date of such notice, and Tenant shall remain liable as provided in
Article 18 herein.

     67. TENANT TO DEAL DIRECTLY WITH LANDLORD: Tenant covenants and agrees that it shall not enter into any agreements for any space in the Building with any tenants or subtenants in the Building and shall only obtain space in the Building directly from Landlord through a Lease Agreement directly with Landlord.

     68. ADDENDUM TO RULES AND REGULATIONS: The following additional Rules and Regulations are hereby incorporated into and made a part of the Rules and Regulations set forth at the end of the printed form of lease:

          "15. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. The Landlord reserves the right to control and operate the public portions of the building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

          16. The Landlord may refuse admission to the building to any person not known to the watchman in charge or not having a pass issued by the Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the building to register. Any person whose presence in the building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the building or of its tenants may be denied access to the building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the building. The Landlord may require any person leaving the building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the building under the provisions of this rule.

          17. No machines or mechanical equipment of any kind, other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by the Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but, machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the building."

     69. LANDLORD'S WORK CONTRIBUTION: Notwithstanding anything herein to the contrary, Landlord agrees to provide a limited contribution ("Contribution") towards the actual cost of

Tenant alterations or improvements made with Landlords prior approval (not to be unreasonably withheld or delayed) in connection with Tenant's initial preparation of the Demised Premises for its use and pursuant to Article 43 hereof; provided, however, that the Contribution shall in no event exceed One Hundred Forty-Nine Thousand, Nine Hundred Fifty & 00/100 ($149,950.00) Dollars ("Landlord's Maximum Contribution"). Landlord shall only make any Contribution payable hereunder if it receives from Tenant and approves (in its reasonable discretion), invoices marked "Paid in Full", cancelled checks or such other documentation as it deems necessary to verify the alterations and/or improvements to the Demised Premises. Tenant acknowledges and agrees that in no event shall Landlord's Contribution hereunder exceed $24,400.00 towards Tenant's "soft" costs, which "soft" costs shall include Tenant's telephone and computer installation, architectural, engineering, and consulting fees and the cost of filing fees and permits. Landlord shall reimburse Tenant in the amount of approved invoices submitted up to the amount of the Landlord's Maximum Contribution within thirty (30) days of submission thereof.

     70. ADDITIONAL AGREEMENTS:

     A. Submission by Landlord of this Lease for execution by Tenant shall confer no rights upon Tenant, nor impose any obligations upon Landlord, unless and until both Landlord and Tenant shall have executed this Lease, duplicate originals thereof shall have been delivered to the respective parties, and Tenant shall have paid and Landlord shall have cashed the first installment of rent and the security deposit as provided herein. Submission by Tenant of an executed counterpart of this Lease shall be deemed to constitute an irrevocable offer by Tenant for a period of thirty (30) days from the date of tender thereof.

     B. Without incurring any liability to Tenant, Landlord may permit access to the demised premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the demised premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

     C. The terms "person" and "persons" as used in this Lease, shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

     D. No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate this Lease; and after the service of notice to terminate this Lease, or after the commencement, of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

     E. If Tenant is in arrears in the payment of Fixed Rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

     F. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

     G. The terms "Owner" and "Landlord" as used in this Lease are interchangeable. The terms "Article" and "Paragraph" as used in this Lease are interchangeable.

     H. The person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly incorporated and is authorized to do business in New York State and that the person executing this Lease on behalf of Tenant is an officer of such Tenant, and that he as such officer is duly authorized to execute, acknowledge and deliver this Lease to Landlord.

     I. If in this lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

     J. If, at any time, and from time to time, Tenant's office use or hours shall occur at any time other than between the hours of 8 A.M. to 6 P.M. on business days (hereinafter called "after hours"), Landlord and Tenant agree that Landlord shall have the right, in addition to all other rights granted Landlord under this lease, (a) to separately value the after hours services requested and received by Tenant under this lease (including, without limitation, Landlord's services under Article 29) or required to be furnished by Landlord due to Tenant's after hours use of the demised premises, and (b) to charge Tenant separately for all of such after hours services, such charges to be deemed additional rent and payable within five (5) days of Landlord's billing therefor. Nothing contained in this Paragraph shall be deemed to obligate or require Landlord to supply any services to the demised premises.

     K. Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making., and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease.

     L. Any apportionments or prorations of rent to be made under this lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

     M. Tenant shall fully and immediately comply with all recycling rules, regulations and standards established by Landlord.

     N. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the demised premises or the building. "Hazardous Materials", as used herein, shall mean any flammable, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Paragraph, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, within five (5) days after demand, as additional rent.

     O. Landlord reserves the right to exclude from all portions of the building at any time or times during the term hereof, all messengers, couriers and delivery people other than those who are employees of Tenant. In such event Landlord shall accept on behalf of Tenant all deliveries of mail, air courier packages, express packages and other packages sent by similar means (including any hand deliveries of such mail and packages), shall permit messengers and couriers to pick up mail or packages left by Tenant and shall provide an area to be used for such purposes to which Tenant's employees shall deliver mail and packages to be picked up by others and from which such employees shall pick up and distribute mail and packages to be delivered to Tenant; provided, however, that Landlord may elect to provide such distribution to Tenant at Tenant's expense. Tenant shall comply with Landlord's rules relating to such area and services. Neither Landlord nor Landlord's agents or security personnel shall be liable to Tenant or Tenant's agents, employees, contractors, customers, clients, invitees or licensees or to any other person for, and Tenant hereby indemnifies Landlord and Landlord's agents and security personnel, against liability in connection with or arising out of damage to mail or packages, or the performance or non-performance by Landlord or any person acting by, through or under the direction of Landlord of the services set forth in this Paragraph (including any liability in respect of the property of such persons), unless due to the willful misconduct of Landlord, or Landlord's agents or security personnel. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.

     P. Tenant shall use and occupy the demised premises solely for (a) executive and administrative offices in connection with the Tenant's business and consistent with a first-class office building (the "'Primary Use") and (b) uses incidental to the Primary Use, which are customary in Tenant's business as of the date hereof (the "Incidental Uses") provided that the Incidental Uses (i) do not violate any term, covenant or restriction contained in this lease or the lease of any other tenant in the building, (ii) do not create or constitute a nuisance in or about the building; (iii) do not increase the rate for fire insurance applicable to the building, and (iv) are in keeping with the then character and dignity of the building. If any Incidental Use shall cause an order, notice, violation or other directive to be issued with respect to Landlord and/or the land or building requiring that such Incidental Use be discontinued, Tenant shall immediately (notwithstanding any grace period contained in this lease) discontinue such Incidental Use upon notice thereof, whether such notice is received from Landlord, its managing agent or the authority or body issuing such order, notice, violation or directive. Tenant's failure to immediately discontinue such Incidental Use shall constitute a material default by Tenant under this lease entitling Landlord to serve a written notice of termination of this lease pursuant to Article 17(1) hereof.

     71. NO ENCUMBRANCE: Tenant for itself and for its successors and assigns expressly covenants and agrees that it shall not mortgage or otherwise in any manner encumber the demised premises or any part thereof without the express prior written consent of Landlord which may be withheld in its sole discretion.

     72. FINAL AGREEMENT: This Lease constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. No apparent waiver by any party of any of its rights hereunder shall be effective without the express prior written consent of the other party hereto. Tenant agrees that it is not relying on any representations or agreements other than those expressly contained in this Lease. This Lease shall not be modified except by written instrument subscribed by both parties.

                                  END OF RIDER

                                    EXHIBIT A

                         All Dimensions Are Approximate
                           Diagram Not Drawn to Scale




                                                     [FLOOR PLAN}

                                                   ENTIRE 5TH FLOOR
                                                   430 PARK AVENUE

                          EXHIBIT B -- LETTER OF CREDIT

[Insert name and address of issuing bank]

[Insert date]


IRREVOCABLE LETTER OF CREDIT NO. [Insert number]
[Insert name and address of owner]

Dear Sir:

At the request and for the account of [insert name of tenant] located at [insert address of tenant] (hereinafter called "Applicant"), we hereby establish our Irrevocable Letter of Credit No. [insert number] in your favor and authorize you to draw on us up to the aggregate amount of US$ [insert amount of letter of credit] available by your draft(s) at sight drawn on us and accompanied by the following:

A written statement by you that:

     (i) "Applicant is in default under that certain lease, dated as of [insert date of lease] between you, as landlord, and Applicant, as tenant (the 'Lease');" or

     (ii) "Applicant has failed to deliver timely a renewal Letter of Credit, an extension of the Letter of Credit, or a replacement of the Letter of Credit as provided in the Lease."

This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement. We will not notify Tenant or any other third party with respect to communications, or inquiries of Landlord, including the presentation of the Letter of Credit for payment or any attempt to draw against the Letter of Credit, until after the Letter of Credit has been paid in accordance with the terms hereof.

We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at [insert address of issuing bank] no later than [insert expiration date of Letter of Credit], it being a condition of this Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one year from the present and each future expiration date and for a period to end on no earlier than sixty (60) days after the last day of the term of the Lease.

This Irrevocable Letter of Credit is transferable at no charge to any transferee of landlord upon notice to the undersigned from you and such transferee.

This Irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1983-Rev) International Chamber of Commerce Publication #400.



Sincerely yours,

[Insert authorized signature]